UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2014

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2014, the Board of Directors of the Company approved and adopted an amendment to the Company's By-Laws.  The amendment to the By-Laws is effective immediately upon approval by the Board of Directors. Article II, Section 1, of the By-Laws was amended to provide for meeting of shareholders the Board of Directors may, in its discretion, determine that the meeting shall not be held at any place, but may be held by means of remote communication. The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the Company's Amended and Restated By-Laws, which are attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
3.2	Magnetek, Inc. Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 8, 2014

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer